Exhibit 10.20

LAND COURT SYSTEM	REGULAR SYSTEM
After Recordation, Return By Mail To:

Gerard Keegan, Esq. Dechert LLP 30 Rockefeller Plaza New York, New York 10112-2200
TITLE OF DOCUMENT:

FIRST AMENDMENT TO MORTGAGE, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT, FINANCING STATEMENT AND FIXTURE FILING
PARTIES TO DOCUMENT:

MORTGAGOR:	Waikele Reserve West Holdings, LLC and Waikele Venture Holdings, LLC 11455 El Camino Real, Suite 200 San Diego, California 92130

MORTGAGEE:	Bear Stearns Commercial Mortgage, Inc. 383 Madison Avenue New York, New York 10179

TAX MAP KEY(S): 9-4-007-054 9-4-007-056 TRANSFER CERTIFICATE OF TITLE NUMBER: 716235 and	(This document consists of pages.)

FIRST AMENDMENT TO MORTGAGE, ASSIGNMENT OF LEASES AND RENTS,

SECURITY AGREEMENT, FINANCING STATEMENT AND FIXTURE FILING

THIS FIRST AMENDMENT TO MORTGAGE, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT, FINANCING STATEMENT AND FIXTURE FILING (this “Agreement”) is made as of this 5th day of January, 2005, by and among WAIKELE RESERVE WEST HOLDINGS, LLC, a Delaware limited liability company, having an address at 11455 El Camino Real, Suite 200, San Diego, California 92130 (“West”) and WAIKELE VENTURE HOLDINGS, LLC, a Delaware limited liability company, having an address at 11455 El Camino Real, Suite 200, San Diego, California 92130 (“Venture”; West and Venture are individually or collectively (as the context requires) referred to herein as “Borrower”) and BEAR STEARNS COMMERCIAL MORTGAGE, INC., a New York corporation, having an address at 383 Madison Avenue, New York, New York 10179 (together with its successors and assigns, “Lender”). All capitalized terms not defined herein shall have the respective meanings set forth in the Security Instrument (defined below).

RECITALS:

A. As of October 28, 2004, Lender made a first mortgage loan to Borrower in the original aggregate principal sum of $140,700,000.00 (the “Loan”), which such Loan is (i) secured by, among other things, that certain Mortgage, Assignment of Leases and Rents, Security Agreement, Financing Statement and Fixture Filing given by Borrower to Lender and dated as of October 28, 2004 and recorded on November 3, 2004 in the Office of the Assistant Registrar of the Land Court of the State of Hawaii as Document No. 3188056 and also recorded in the Bureau of Conveyances of the State of Hawaii as Document No. 2004-222632 (together with any and all extensions, renewals, substitutions, replacements, amendments, modifications and/or restatements thereof, collectively, the “Security Instrument”) encumbering the Property (as defined in the Security Instrument) more particularly described on Exhibit A attached hereto and (ii) evidenced by the Note (as defined in the Security Instrument) (the Note, the Security Instrument and any and all documents or instruments now or hereafter executed in connection with the Loan are collectively herein referred to as the “Loan Documents”).

B. As of the date hereof, Borrower and Lender desire to, in accordance with the terms hereof, amend certain provisions of the Security Instrument as more particularly specified herein.

AGREEMENT:

For the mutual premises contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Definitions. All capitalized terms not defined herein shall have the meaning set forth in the Security Instrument.

2. Clarification of Provisions. The parties hereto acknowledge and agree that (a) Borrower shall not be deemed to have violated Sections 4.3(a)(xi) or 4.6(i)(2) of the Security Instrument in connection with a transfer of interests in the Property (whether in connection with an enforcement of its rights under the TIC Agreement or otherwise) to the extent such transfer is expressly and specifically permitted by (and consummated in accordance with) the relevant provisions of Article 8 of the Security Instrument (as the same is amended hereby); (b) the following clause is hereby added to the beginning of Section 4.6(c) of the Security Instrument: “except in connection with a transfer of interests in the Property that is not prohibited by (and that is consummated in accordance with) the relevant provisions of Article 8 hereof (provided that such transfer either (i) does not terminate, cancel, amend, modify, change, supplement or alter the TIC Agreement in any material respect or (ii) results in one entity directly owning 100% of the fee interest in the Property and provided further that if GE Sponsor has obtained Control over Venture, it shall have until the end of the Sponsor Cure Period to cause the fee interest in the Property to be so owned)” and (c) the following clause is hereby added to the beginning of each of Sections 4.3(a)(viii), 4.3(a)(xii) and 4.3(a)(xv) of the Security Instrument: “Except as is specifically contemplated by the Management Agreement in place for the Property as of January 5, 2005”.

3. Amendment of Article 8 of the Security Instrument. The parties hereto acknowledge and agree that Article 8 of the Security Instrument is hereby deleted in it entirety and replaced with the following:

“Article 8 - DUE ON SALE/ENCUMBRANCE

Section 8.1 LENDER RELIANCE. Borrower acknowledges that Lender has examined and relied on the experience of Borrower and its general partners, principals and (if Borrower is a trust) beneficial owners in owning and operating properties such as the Property in agreeing to make the loan secured hereby, and will continue to rely on Borrower’s ownership of the Property as a means of maintaining the value of the Property as security for repayment of the Debt and the performance of the Other Obligations. Borrower acknowledges that Lender has a valid interest in maintaining the value of the Property so as to ensure that, should Borrower default in the repayment of the Debt or the performance of the Other Obligations, Lender can recover the Debt by a sale of the Property.

Section 8.2 NO SALE/ENCUMBRANCE.

(a) Except as provided in this Security Instrument, Borrower shall not cause or permit a Sale or Pledge of the Property or any part thereof or any legal or beneficial interest therein nor permit a Sale or Pledge of an interest in any Restricted Party (in each case, a “Prohibited Transfer”), other than pursuant to Leases of space at the Property to tenants in accordance with the applicable provisions hereof, without the prior written consent of Lender.

(b) A Prohibited Transfer shall include, but not be limited to, (i) an installment sales agreement wherein Borrower agrees to sell the Property or any part thereof for a price to be paid in installments; (ii) an agreement by Borrower leasing all or a substantial part of the Property for other than actual occupancy by a space tenant thereunder or a sale, assignment or other transfer of, or the grant of a security interest in, Borrower’s right, title and interest in and to any Leases or any Rents; (iii) if a Restricted Party is a corporation, any merger, consolidation or Sale or Pledge of such corporation’s stock or the creation or issuance of new stock in one or a series of transactions; (iv) any action for partition of the Property (or any portion thereof or interest therein) or any similar action instituted or prosecuted by any Borrower, as a tenant-in-common, or by any other person or entity, pursuant to any contractual agreement or other instrument or under Applicable Law (including, without limitation, common law); (v) if a Restricted Party is a limited or general partnership or joint venture, any merger or consolidation or the change, removal, resignation or addition of a general partner or the Sale or Pledge of the partnership interest of any general or limited partner or any profits or proceeds relating to such partnership interests or the creation or issuance of new partnership interests; (vi) if a Restricted Party is a limited liability company, any merger or consolidation or the change, removal, resignation or addition of a managing member or non-member manager (or if no managing member, any member) or the Sale or Pledge of the membership interest of any member or any profits or proceeds relating to such membership interest; (vii) if a Restricted Party is a trust or nominee trust, any merger, consolidation or the Sale or Pledge of the legal or beneficial interest in a Restricted Party or the creation or issuance of new legal or beneficial interests; or (viii) the removal or the resignation of Manager (including, without limitation, an Affiliated Manager) other than in accordance with the applicable terms and conditions hereof.

Section 8.3 PERMITTED EQUITY TRANSFERS. Notwithstanding anything to the contrary contained in this Article 8, the following transfers shall not be Prohibited Transfers and shall be permitted without Lender’s consent: (a) a transfer (but not a pledge) by devise or descent or by operation of law upon the death of a member, partner or shareholder of a Restricted Party, (b) the transfer (but not the pledge (other than a Parent Level Pledge)) or Parent Level Pledge, in one or a series of transactions, of the stock, partnership interests or membership interests (as the case may be) in a Restricted Party, and (c) the sale, transfer or issuance of shares of common stock in any Restricted Party that is a publicly traded entity, provided such shares of common stock are listed on the New York Stock Exchange or another nationally recognized stock exchange; provided, however, with respect to the transfers listed in clauses (a) or (b) above, (A) Lender shall receive not less than five (5) days prior written notice thereof, (B) no such transfers shall result in a change in Control of Sponsor or Affiliated Manager (provided, however, a “change in Control” of Sponsor or Affiliated Manager shall not be deemed to have occurred for the purposes of this subsection (B) if any one of the persons or entities comprising the definition of “Sponsor” contained herein succeeds to the interest of the then current Sponsor and such successor Sponsor Controls the Affiliated Manager), (C) after giving effect to such transfers, any one of the entities comprising the defined term “Sponsor” shall (I) either (aa) own at least a 51% direct or indirect equity interest in each Borrower and any SPE Component Entity (it being understood that the requirement in this clause (aa) shall be deemed satisfied if such ownership is achieved by the end of the Sponsor Cure Period (defined below)), or (bb) own at least a (1) 5% direct or indirect equity interest in Venture and any SPE Component Entity applicable to Venture and GE Sponsor shall own at least a 46% direct or indirect equity interest in each of Venture and any SPE Component Entity applicable to Venture and (2) 51% direct or indirect equity interest in West and any SPE Component Entity applicable to West, (II) Control Borrower and any SPE Component Entity and (III) control the day-to-day operation of the Property, (D) the Property shall continue to be managed by Affiliated Manager or a Qualified Manager, (E) in the case of the transfer of any direct equity ownership interests in Borrower or in any SPE Component Entity, such transfers shall be conditioned upon continued compliance with the relevant provisions of Sections 4.2 and 4.3 hereof and (F) in the case of (1) the transfer of the management of the Property to a new Affiliated Manager in accordance with the applicable terms and conditions hereof, or (2) the transfer (in one or in a series of transactions) in excess of 49% (in the aggregate) of any equity ownership interests (I) directly in Borrower or in any SPE Component Entity, or (II) in any Restricted Party (other than any Restricted Party owning equity interest above the level of the GE Sponsor) whose sole asset is a direct or indirect equity ownership interest in Borrower or in any SPE Component Entity, such transfers shall be conditioned upon delivery to Lender of a substantive non-consolidation opinion, which such opinion shall be provided by outside counsel acceptable to Lender and the Rating Agencies and shall otherwise be in form, scope and substance reasonably acceptable to Lender and acceptable to the Rating Agencies (such opinion, the “New Non-Consolidation Opinion”).

Section 8.4 PERMITTED PROPERTY TRANSFERS (ASSUMPTION). Notwithstanding anything to the contrary contained in this Article 8 and in addition to the transfers permitted under Section 8.3, the following transfers shall not be Prohibited Transfers and Lender’s consent to any TIC Assumption (defined below) shall not be required and Lender’s consent to the first four (4) other transfers of the Property (at any time after the first (1st) anniversary of the closing of the Loan or at any time prior to such date if Lender determines that such assignment or transfer will not hinder, delay or prevent Lender from completing a Secondary Market Transaction (as defined in Section 19.3)) shall not be withheld; provided, that, in each case, Lender receives (I) sixty (60) days prior written notice (in the case of any transfer other than a TIC Assumption) or (II) thirty (30) days prior written notice (in the case of a TIC Assumption) of each such transfer hereunder and no Event of Default has occurred and is continuing, and further provided that, the following additional requirements are satisfied:

(a) With respect to (i) any TIC Assumption, no transfer fee shall be due, and (ii) other than in connection with a TIC Assumption, with respect to the (I) first such transfer, Borrower shall pay Lender a transfer fee equal to 0.125% of the outstanding principal balance of the Loan at the time of such transfer, (II) second such transfer, Borrower shall pay Lender a transfer fee equal to 0.375% of the outstanding principal balance of the Loan at the time of such transfer, (III) third such transfer, Borrower shall pay Lender a transfer fee equal to 0.75% of the outstanding principal balance of the Loan at the time of such transfer and (IV) fourth such transfer, Borrower shall pay Lender a transfer fee equal to 1.0% of the outstanding principal balance of the Loan at the time of such transfer;

(b) Borrower shall pay any and all reasonable out-of-pocket costs incurred in connection with, as applicable, each TIC Assumption and the transfer of the Property (including, without limitation, Lender’s reasonable counsel fees and disbursements and all recording fees, title insurance premiums and mortgage and intangible taxes and, other than with respect to any TIC Assumption, the fees and expenses of the Rating Agencies pursuant to clause (j) below);

(c) Other than in connection with a TIC Assumption, the proposed transferee (the “Transferee”) or Transferee’s Principals (hereinafter defined) must have demonstrated expertise in owning and operating properties similar in location, size and operation to the Property, which expertise shall be reasonably determined by Lender. The term “Transferee’s Principals” shall include Transferee’s (A) managing members, general partners or Controlling shareholders and (B) such other members, partners or shareholders which directly or indirectly shall own a 15% or greater interest in Transferee;

(d) Other than in connection with a TIC Assumption, Transferee’s Principals shall, as of the date of such transfer, have an aggregate net worth and liquidity reasonably acceptable to Lender;

(e) Other than in connection with a TIC Assumption, Transferee, Transferee’s Principals and all other entities which may be owned or controlled directly or indirectly by Transferee’s Principals (“Related Entities”) must not have been a party to any bankruptcy proceedings, voluntary or involuntary, made an assignment for the benefit of creditors or taken advantage of any insolvency act, or any act for the benefit of debtors within seven (7) years prior to the date of the proposed transfer of the Property;

(f) Transferee or Assuming Borrower (defined below) under a TIC Assumption, as applicable, shall assume all of the obligations of Borrower under the Loan Documents in a manner satisfactory to Lender in all respects, including, without limitation, by entering into an assumption agreement in form and substance reasonably satisfactory to Lender;

(g) There shall be no material litigation or regulatory action pending or threatened against, as applicable, Transferee, Transferee’s Principals or Related Entities or Assuming Borrower or Sponsor which is not reasonably acceptable to Lender;

(h) Other than in connection with a TIC Assumption, Transferee’s Principals and Related Entities shall not have defaulted under its or their obligations with respect to any other indebtedness in a manner which is not reasonably acceptable to Lender;

(i) Transferee or Assuming Borrower, as applicable, must be able to satisfy all the covenants set forth in Sections 4.3, and both Transferee and Transferee’s Principals or both Assuming Borrower and Sponsor (as applicable) must be able to satisfy all the covenants set forth in Sections 4.3 and 5.9 hereof, no Event of Default or event which, with the giving of notice, passage of time or both, shall constitute an Event of Default, shall otherwise occur as a result of such transfer, and Transferee and Transferee’s Principals or Assuming Borrower and Sponsor (as applicable) shall deliver (A) all organization documentation reasonably requested by Lender, which shall be reasonably satisfactory to Lender, and (B) all certificates, agreements and covenants reasonably required by Lender (including, without limitation, hazard insurance endorsements or certificates or other similar evidence that the Policies required hereunder have been obtained or maintained, as applicable);

(j) Other than in connection with a TIC Assumption, Transferee shall be approved by the Rating Agencies selected by Lender;

(k) Transferee or Assuming Borrower, as applicable, shall furnish (I) a New Non-Consolidation Opinion, and (II) an opinion of counsel reasonably satisfactory to Lender and its counsel (A) that the assumption of the Debt has been duly authorized, executed and delivered, and that the Note, this Security Instrument, the assumption agreement and the other Loan Documents are valid, binding and enforceable against Transferee or Assuming Borrower, as applicable, in accordance with their terms, and (B) that Transferee or Assuming Borrower, as applicable, and any entity which is a controlling stockholder, member or general partner of Transferee or Assuming Borrower, as applicable, have been duly organized, and are in existence and good standing;

(l) Borrower shall deliver, at its sole costs and expense, an endorsement to the existing title policy insuring the Security Instrument, as modified by the assumption agreement, as a valid first lien on the Property and naming the Transferee or Assuming Borrower, as applicable, as owner of the Property, which endorsement shall insure that, as of the date of the recording of the assumption agreement, the Property shall not be subject to any additional exceptions or liens other than those contained in the title policy issued on the date hereof. Immediately upon a transfer of the Property to such Transferee or Assuming Borrower, as applicable, and the satisfaction of all of the above requirements, the named Borrower herein or, in the case of a TIC Assumption, any entity constituting the defined term “Borrower” hereunder other than the Assuming Borrower or any other Borrower that is not transferring its interest in the Property to the Assuming Borrower shall be released from all liability under this Security Instrument, the Note and the Other Security Documents accruing after such transfer, and, in the case of a transfer hereunder other than a TIC Assumption, the Indemnitor under that certain Indemnity Agreement in favor of Lender relating hereto (the “Indemnity Agreement”), dated of even date herewith, shall be released from its obligations and liabilities thereunder accruing after such transfer provided that a new indemnitor approved by Lender, which approval shall be granted or withheld pursuant to Lender’s customary underwriting procedures, enters into and delivers to Lender a new indemnity agreement in the form and content of the Indemnity Agreement. The foregoing release shall be effective upon the date of such transfer, but Lender agrees to provide written evidence thereof reasonably requested by Borrower; and

(m) Other than in connection with a TIC Assumption, Borrower’s obligations under the contract of sale pursuant to which the transfer is proposed to occur shall expressly be subject to the satisfaction of the terms and conditions of this Section.

Any transfer made pursuant to and in accordance with the terms and provisions of this Section 8.4 shall not be deemed to be a Prohibited Transfer. A consent by Lender with respect to a transfer of the Property in its entirety to, and the related assumption of the Loan by, a Transferee pursuant to this Section shall not be construed to be a waiver of the right of Lender to consent to any subsequent transfer of the Property.

Section 8.5 LENDER’S RIGHTS. Lender reserves the right to condition the consent to a Prohibited Transfer requested hereunder upon (a) a modification of the terms hereof and an assumption of the Note and the other Loan Documents as so modified by the proposed Prohibited Transfer, (b) receipt of payment of a transfer fee equal to one percent (1%) of the outstanding principal balance of the Loan and all of Lender’s expenses incurred in connection with such Prohibited Transfer, (c) receipt of written confirmation from the Rating Agencies (a “Ratings Confirmation”) that the Prohibited Transfer will not result in a downgrade, withdrawal or qualification of the initial, or if higher, then current ratings issued in connection with a Securitization, or if a Securitization has not occurred, any ratings to be assigned in connection with a Securitization, (d) the proposed transferee’s continued compliance with the covenants set forth in this Security Instrument (including, without limitation, the covenants in Sections 4.2 and 4.3) and the other Loan Documents, (e) a new manager for the Property and a new management agreement satisfactory to Lender, and (f) the satisfaction of such other conditions and/or legal opinions as Lender shall determine in its sole discretion to be in the interest of Lender. All expenses incurred by Lender shall be payable by Borrower whether or not Lender consents to the Prohibited Transfer. Lender shall not be required to demonstrate any actual impairment of its security or any increased risk of default hereunder in order to declare the Debt immediately due and payable upon a Prohibited Transfer made without Lender’s consent. This provision shall apply to each and every Prohibited Transfer, whether or not Lender has consented to any previous Prohibited Transfer.

Section 8.6 DEFINITIONS. As used in this Article 8, the following terms shall have the following meanings:

(a) “Affiliated Manager” shall mean any managing agent of the Property in which Borrower, Guarantor, Sponsor, any SPE Component Entity or any affiliate of such entities has, directly or indirectly, any legal, beneficial or economic interest.

(b) “Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management, policies or activities of an entity, whether through ownership of voting securities, by contract or otherwise.

(c) “GE SPE” shall mean an entity (i) which is a single purpose, bankruptcy remote entity meeting the requirements of Sections 4.3 and 5.9 hereof, (ii) which is Controlled by GE Sponsor and (iii) in which GE Sponsor owns at least a 51% direct or indirect equity ownership interest.

(d) “GE Sponsor” shall mean the General Electric Pension Trust, a New York common law trust.

(e) “GE Sponsor Conditions” shall be deemed satisfied to that extent that each of the following have been satisfied: (i) by the end of the Sponsor Cure Period, GE Sponsor shall have obtained Control over each Borrower, any SPE Component Entity and control over the day to day operation of the Property; (ii) Borrower shall have delivered to Lender two legal opinions (one from counsel licensed to practice law in the State of Hawaii and one form counsel licensed to practice law in the State of California) opining either (A) to the extent GE Sponsor does not elect to provide a new indemnity agreement as provided herein, that there has been no change in law from the date hereof that would materially and adversely effect the enforceability of the Indemnity Agreement (which such opinions shall be in form and substance and from counsel reasonably acceptable to Lender and acceptable to the Rating Agencies) or (B) as to the enforceability of the Indemnity Agreement or as to the new indemnity agreement provided by GE Sponsor, as applicable (which such opinions shall be in form and substance and from counsel reasonably acceptable to Lender and acceptable to the Rating Agencies); (iii) Borrower shall have delivered evidence reasonably acceptable to Lender that (A) GE Sponsor owns 100% of the direct and/or indirect interest in GE Subsidiary and Controls GE Subsidiary, (B) by the end of the Sponsor Cure Period, GE Subsidiary shall own at least a 51% direct or indirect interest in each Borrower and shall Control each Borrower, and (C) GE Subsidiary has delivered either (aa) an indemnity agreement by GE Sponsor in favor of Lender in form and substance substantially identical to the Indemnity Agreement or (bb) (I) an indemnity agreement by GE Subsidiary in favor of Guarantor relating to Guarantor’s obligations under the Indemnity Agreement (which such indemnity agreement shall be (i) substantially identical to the form provided to and approved by Lender as of the date hereof or (ii) reasonably acceptable to Lender in form and substance) and (II) a pledge agreement pledging GE Subsidiary’s indirect equity interests in each Borrower as security for the aforesaid indemnity (which such pledge agreement shall (1) notwithstanding anything to the contrary contained herein, not be deemed to violate the provisions of this Article 8 and (2) be (i) substantially identical to the form provided to and approved by Lender as of the date hereof or (ii) reasonably acceptable to Lender in form and substance); (iv) Borrower shall have delivered such documents and/or instruments as may be reasonably required by Lender or required by the Rating Agencies in connection with the foregoing; and (v) Borrower shall have paid (I) Lender any fees, costs or expenses (including, without limitation, attorney’s fees) incurred by Lender in connection with the foregoing and (II) the Rating Agencies any fees, costs or expenses (including, without limitation, attorney’s fees) incurred by the Rating Agencies in connection with the foregoing. Notwithstanding the foregoing, to the extent that any SPE Component Entity exists with respect to any Borrower, in no event shall such SPE Component Entity’s direct equity interest in any Borrower be the subject of the above-described pledge.

(f) “GE Subsidiary” shall mean Waikele JV PT Investor, LLC, a Delaware limited liability company.

(g) “Parent Level Pledge” shall mean the pledge of GE Sponsor’s interests in any Restricted Party other than Borrower or any SPE Component Entity to secure any obligation of GE Sponsor, provided, that the repayment of such obligation is not specifically tied to the cash flow of the Property and provided further that the beneficiary of such pledge shall be a Qualified Equityholder or major financial institution with significant real estate experience involving properties similar to the Property. As a condition precedent to a Parent Level Pledge, Borrower shall give Lender written notice thereof within thirty (30) days after the consummation thereof. Notwithstanding the foregoing, Borrower acknowledges and agrees that any transfers made in connection with a Parent Level Pledge must comply with the requirements set forth in Section 8.3(B) through 8.3(E) above.

(h) “Qualified Equityholder” shall mean

(A) a real estate investment trust, bank, saving and loan association, investment bank, insurance company, trust company, commercial credit corporation, pension plan, pension fund or pension advisory firm, mutual fund, government entity or plan, provided that any such person or entity referred to in this clause (A) satisfies the Eligibility Requirements;

(B) an investment company, money management firm or “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, as amended, or an institutional “accredited investor” within the meaning of Regulation D under the Securities Act of 1933, as amended, provided that any such person or entity referred to in this clause (B) satisfies the Eligibility Requirements;

(C) an institution substantially similar to any of the foregoing entities described in clauses (A) or (B) that satisfies the Eligibility Requirements;

(D) any entity (1) Controlled by any of the entities described in clauses (A), (B) or (C) above and (2) in which any of the entities described in clauses (A), (B) or (C) above own a 51% direct or indirect equity ownership interest;

(E) a Qualified Trustee in connection with a securitization of, the creation of collateralized debt obligations (“CDO”) secured by or financing through an “owner trust” of, the Loan (collectively, “Securitization Vehicles”), so long as (A) the special servicer or manager of such Securitization Vehicle has the Required Special Servicer Rating and (B) the entire “controlling class” of such Securitization Vehicle, other than with respect to a CDO Securitization Vehicle, is held by one or more entities that are otherwise Qualified Equityholders under clauses (A), (B), (C) or (D) of this definition; provided that the operative documents of the related Securitization Vehicle require that (1) in the case of a CDO Securitization Vehicle, the “equity interest” in such Securitization Vehicle is owned by one or more entities that are Qualified Equityholders under clauses (A), (B), (C) or (D) of this definition and (2) if any of the relevant trustee, special servicer, manager fails to meet the requirements of this clause (E), such person or entity must be replaced by a Person or entity meeting the requirements of this clause (E) within thirty (30) days; or

(F) an investment fund, limited liability company, limited partnership or general partnership where a Permitted Fund Manager or an entity that is otherwise a Qualified Equityholder under clauses (A), (B), (C) or (D) of this definition acts as the general partner, managing member or fund manager and at least 50% of the equity interests in such investment vehicle are owned, directly or indirectly, by one or more entities that are otherwise Qualified Equityholders under clauses (A), (B), (C) or (D) of this definition.

Notwithstanding the foregoing, no person or entity shall be deemed to be a Qualified Equityholder if (y) such person or entity (or any other person or entity owned or Controlled by such person or entity or affiliated with such person or entity) has been, within the last ten (10) years, (I) subject to any material, uncured event of default in connection with a loan financing which resulted in litigation or an acceleration of an indebtedness held by Lender or any other secondary market or institutional lender or (II) the subject of any action or proceeding under applicable Insolvency Laws; or (z) any of the principals or entities which Control such person or entity or own a material direct or indirect equity interest in such person or entity have ever been convicted of a felony.

As used in the above definition of “Qualified Equityholder”, the following terms shall have the following meanings:

(i) “Eligibility Requirements” shall mean, with respect to any person or entity, that such person or entity (A) has total assets (in name or under management) in excess of $750,000,000 and (except with respect to a pension advisory firm or similar fiduciary) capital/statutory surplus or shareholder’s equity of $500,000,000 and (B) is regularly engaged in the business of making or owning commercial real estate loans or operating commercial mortgage properties.

(ii) “Permitted Fund Manager” shall mean any Person or entity that on the date of determination is (A) a nationally-recognized manager of investment funds investing in debt or equity interests relating to commercial real estate, (B) investing through a fund with committed capital of at least $500,000,000 and (C) not subject to any action or proceeding under any bankruptcy, insolvency, rehabilitation or other similar proceeding.

(iii) “Qualified Trustee” shall mean (A) a corporation, national bank, national banking association or a trust company, organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers and to accept the trust conferred, having a combined capital and surplus of at least $300,000,000 and subject to supervision or examination by federal or state authority, (B) an institution insured by the Federal Deposit Insurance Corporation or (C) an institution whose long-term senior unsecured debt is rated either of the then in effect top two rating categories of each of the Rating Agencies.

(iv) “Required Special Servicer Rating” shall mean (A) a rating of “CSS1” in the case of Fitch, (B) on the S&P list of approved special servicers in the case of S&P and (C) in the case of Moody’s, such special servicer is acting as special servicer in a commercial mortgage loan securitization that was rated by Moody’s within the twelve (12) month period prior to the date of determination, and Moody’s has not downgraded or withdrawn the then-current rating on any class of commercial mortgage securities or placed any class of commercial mortgage securities on watch citing the continuation of such special servicer as special servicer of such commercial mortgage securities.

(i) “Rady Family Entity” shall mean an entity (i) in which Ernest S. Rady or a spouse, siblings, children or grandchildren, nieces, nephews or cousins of Ernest S. Rady or trusts for the benefit of any such persons (collectively, the “Rady Family Group”) own at least a 51% direct or indirect equity interest, and (ii) which is Controlled by one or more members of the Rady Family Group having commercial real estate experience at least comparable to that of the current management of Guarantor.

(j) “Rady SPE” shall mean entity (i) which is a single purpose, bankruptcy remote entity meeting the requirements of Sections 4.3 and 5.9 hereof, (ii) which is Controlled by a Rady Family Entity and (iii) in which a Rady Family Entity owns at least a 51% direct or indirect equity ownership interest.

(k) “Restricted Party” shall mean Borrower, Guarantor, Sponsor, any SPE Component Entity, any Affiliated Manager, or any shareholder, partner, member, non-member manager or any direct or indirect legal or beneficial owner of any of the foregoing; provided, however, in no event shall GE Sponsor, any officer, director, trustee or other manager of GE Sponsor, or any holder of any direct or indirect legal or beneficial interest in GE Sponsor, constitute a “Restricted Party” for the purposes hereof.

(l) “Sale or Pledge” shall mean a voluntary or involuntary sale, conveyance, mortgage, grant, bargain, encumbrance, pledge, assignment, grant of any options with respect to, or any other transfer or disposition of (directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise, and whether or not for consideration or of record) of a legal or beneficial interest.

(m) “Sponsor” shall mean (i) Guarantor, (ii) a Rady Family Entity, (iii) a Qualified Equityholder or (iv) GE Sponsor; provided, that, as conditions precedent to (A) any transfer of Guarantor’s, the Rady Family Entity’s or GE Sponsor’s interest as “Sponsor” to a Qualified Equityholder, Lender shall have received a Ratings Confirmation in connection therewith and with respect to the (I) first such transfer, Borrower shall pay Lender a transfer fee equal to 0.125% of the outstanding principal balance of the Loan at the time of such transfer, (II) second such transfer, Borrower shall pay Lender a transfer fee equal to 0.375% of the outstanding principal balance of the Loan at the time of such transfer, (III) third such transfer, Borrower shall pay Lender a transfer fee equal to 0.75% of the outstanding principal balance of the Loan at the time of such transfer and (IV) fourth such transfer and each subsequent transfer thereafter, Borrower shall pay Lender a transfer fee equal to 1.0% of the outstanding principal balance of the Loan at the time of such transfer or (B) any transfer of Guarantor’s or the Rady Family Entity’s interest as “Sponsor” to GE Sponsor, the GE Sponsor Conditions shall have been satisfied. For purposes of clarification, any entity comprising the defined term “Sponsor” above shall not be deemed to be the “Sponsor” hereunder unless a state of facts exists that would require such entity to be the “Sponsor” hereunder in order to satisfy the conditions set forth in Sections 8.3(B) and 8.3(C) above, to the extent applicable in the particular context in which the term “Sponsor” is being used.

(n) “Sponsor Cure Period” shall mean, to the extent GE Sponsor has obtained Control over Venture, a period of time from the date such Control is obtained for either (i) a GE SPE to obtain West’s fee interest in the Property or (ii) GE Sponsor to obtain Control over West and to obtain at least a 51% direct or indirect equity interest in West; provided, that, (A) in no event shall such Sponsor Cure Period exceed thirty (30) days (subject to GE Sponsor’s and/or Venture’s right to extend such thirty (30) day period for two additional periods of thirty (30) days each, which such extensions shall each be exercisable on five (5) days prior written notice to Lender) or such additional period as may be agreed to by Lender in its reasonable discretion and (B) such Sponsor Cure Period (as the same may be extended pursuant to clause (A) above) shall only be available hereunder to the extent that GE Sponsor and/or Venture is diligently and in good faith pursuing all available means to cause the events specified in clause (i) or clause (ii) above to occur as quickly as possible.

(o) “TIC Assumption” shall mean the transfer of the ownership interest in the Property currently held by one (or, in the case of a transfer to a Rady SPE or a GE SPE, both) of the entities comprising the defined term “Borrower” hereunder to (i) the other party comprising the defined term “Borrower” hereunder, (ii) a Rady SPE or (iii) a GE SPE (each of the foregoing, an “Assuming Borrower”) and such Assuming Borrower’s assumption of the Debt and the other obligations of the transferring Borrower hereunder and under the other Loan Documents in accordance with the terms and conditions set forth in Section 8.4 above; provided, that, no such TIC Assumption shall be permitted hereunder (A) if the same would result in (I) more than two (2) tenants-in-common owning the Property or (II) each such tenant-in-common Borrower not being 51% owned (directly or indirectly) and Controlled by the Sponsor and (B) more frequently than once in any calendar year (unless otherwise consented to in writing by Lender); provided, that, Borrower shall have the one time right to have a TIC Assumption occur twice in the same calendar year.”

4. Representations, Warranties and Covenants. Borrower hereby affirms and remakes each of the representations, warranties and covenants contained in the Loan Documents as of the date hereof (including, without limitation, those related to ERISA).

5. Recordation. Borrower shall promptly cause this Agreement to be filed, registered, or recorded in such manner and in such places as may be required by law in order to publish notice of and fully to protect the lien of the Security Instrument upon, and the interest of Lender in, the Property and Borrower hereby agrees to pay all fees, charges, taxes, and costs associated with such recordation.

6. No Offsets, Counterclaims/Due Authority. Borrower represents, warrants, and covenants, that there are no offsets, counterclaims or defenses against the Debt or the Loan Documents (and the undersigned representative of Borrower, if any) has full power, authority, and legal right to execute this Agreement and to keep and observe all of the terms of this Agreement on Borrower’s part to be observed or performed.

7. Conflicts. Except as expressly modified pursuant to this Agreement, all of the terms, covenants, and provisions of the Security Instrument shall continue in full force and effect. In the event of any conflict or ambiguity between the terms, covenants, and provisions of this Agreement and those of the Security Instrument, the terms, covenants, and provisions of this Agreement shall control.

8. No Waiver or Modification. The parties hereto agree that, except as specifically set forth herein, this Agreement does not amend, waive, satisfy, terminate, diminish or otherwise modify any of the terms, conditions, provisions and/or agreements contained in the Loan Documents, and Borrower hereby acknowledges and agrees that said Loan Documents are in full force and effect as amended hereby.

9. Governing Law. This Agreement shall be deemed to be a contract entered into pursuant to the laws of the State of California and shall in all respects be governed, construed, applied and enforced in accordance with the laws of the state of California and applicable laws of the United States of America, except that at all times the provisions for the creation, perfection, and enforcement of the lien and security interest created pursuant hereto and pursuant to the other loan documents shall be governed by and construed according to the law of the State in which the Property is located, it being understood that, to the fullest extent permitted by the law of such state, the law of the State of California shall govern the construction, validity and enforceability of all loan documents and all of the obligations arising thereunder.

10. No Oral Change. This Agreement, and any provisions hereof, may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of any party hereto, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

11. Liability; Successors and Assigns. If any party hereto consists of more than one person, the obligations and liabilities of each such person hereunder shall be joint and several. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns forever.

12. Inapplicable Provisions. If any term, covenant or condition of this Agreement is held to be invalid, illegal or unenforceable in any respect, this Agreement shall be construed without such provision.

13. Headings, etc. The headings and captions of various paragraphs of this Agreement are for convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof

14. Duplicate Originals; Counterparts. This Agreement may be executed in any number of duplicate originals and each duplicate original shall be deemed to be an original. This Agreement may be executed in several counterparts, each of which counterparts shall be deemed an original instrument and all of which together shall constitute a single Agreement. The failure of any party hereto to execute this Agreement, or any counterpart hereof, shall not relieve the other signatories from their obligations hereunder.

15. Number and Gender. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa.

16. Entire Agreement. This Agreement embodies the entire agreement and understanding among the parties hereto and supercedes all prior agreements and understandings among the parties hereto relating to the subject matter hereof. Accordingly, this Agreement may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties hereto. There are no unwritten or oral agreements between the parties hereto.

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IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first written above.

LENDER:

BEAR STEARNS COMMERCIAL MORTGAGE, INC., a New York corporation

By:	/s/ Michael A. Forastiere
Name: Michael A. Forastiere
Title: Managing Director

WAIKELE RESERVE WEST HOLDINGS, LLC a Delaware limited liability company

By:	/s/ John Chamberlain
John Chamberlain, President

By:	/s/ Robert Barton
Robert Barton, CFO

WAIKELE VENTURE HOLDINGS, LLC a Delaware limited liability company

By:	/s/ John Chamberlain
John Chamberlain, President

By:	/s/ Robert Barton
Robert Barton, CFO

EXHIBIT A

LEGAL DESCRIPTION

(attached hereto)

EXHIBIT A

LEGAL DESCRIPTION – WAIKELE CENTER

PARCEL FIRST: (TMK: (1) 9-4-007-056)

All of that certain parcel of land situate at Waipio, District of Ewa, City and County of Honolulu, State of Hawaii, described as follows:

Lot 13213-B, area 9.772 acre, more or less, as shown on Map 1005, filed in the Office of the Assistant Registrar of the Land Court of the State of Hawaii with Land Court Application No. 1000 of John Ii Estate, Limited.

TOGETHER WITH the following appurtenant easements:

(1) Crossings Numbers 3, 4, 5, 6 and 7 over Kamehameha Highway, and Crossing Number 28 over Government Main Road, as more particularly described in Exchange Deed between John Ii Estate, Limited, State of Hawaii and Oahu Sugar Company, Limited, dated June 13, 1934, recorded in the Bureau of Conveyances of the State of Hawaii in Book 1243 at Page 270, being certain of the easements mentioned in paragraph (7) of the list of appurtenant rights and easements in Certificate of Title No. 51,587.

(2) Easements over Lot 2-C more particularly described in Exchange Deed in favor of the State of Hawaii, being Document No. 64386, recorded in the Bureau of Conveyances of the State of Hawaii in Book 1708 at Page 468, noted on Original Certificate of Title No. 13,843, and on Transfer Certificate of Title No. 26,248 issued to the State of Hawaii.

Together also with non-exclusive rights of access appurtenant to Lot I3213, to be used in common with all others entitled thereto, over and across Roadway Lot 13813, as shown on Map 837, Roadway Lot 13193, as shown on Map 819, and Roadway Lots 13 and 14, as shown on File Plan No. 2057; provided, however, whenever any or all of said roadway lots are conveyed or dedicated to and accepted by the City and County of Honolulu or other governmental authority for use as public roadways or any part thereof shall be so dedicated and accepted, such rights of access over and across such roadway lots or part thereof so dedicated and accepted shall automatically terminate, reserving, however, unto Amfac Property Investment Corp., its successors and/or assigns, the right to so convey or dedicate such roadway lots to the City and County of Honolulu or other governmental authority for use as public roadways.

Being all of the property described in and covered by Transfer Certificate of Title No. 716,235 and             .

PARCEL SECOND: (TMK (1) 9-4-007-054)

(Item A)

All of that certain parcel of land situate at Waipio, District of Ewa, City and County of Honolulu, State of Hawaii, described as follows:

Lot 13211-B, area 12.686 acre, more or less, as shown on Map 1004, filed in the Office of the Assistant Registrar of the Land Court of the State of Hawaii with Land Court Application No, 1000 of John Ii Estate, Limited.

TOGETHER WITH the following appurtenant easements:

(1) Crossings Numbers 3, 4, 5, 6 and 7 over Kamehameha Highway, and Crossing Number 28 over Government Main Road, as more particularly described in Exchange Deed between John Ii Estate, Limited, State of Hawaii and Oahu Sugar Company, Limited, dated June 13, 1934, recorded in the Bureau of Conveyances of the State of Hawaii in Book 1243 at Page 270, being certain of the easements mentioned in paragraph (7) in the list of appurtenant rights and easements in Certificate of Title No. 51,587.

(2) Easements over Lot 2-C more particularly described in Exchange Deed in favor of the State of Hawaii, being Document No. 64386, recorded in the Bureau of Conveyances of the State of Hawaii in Book 1708 at Page 468, noted on Original Certificate of Title No. 13,843, and on Transfer Certificate of Title No. 26,428 issued to the State of Hawaii.

Being all of the property described in and covered by Transfer Certificate of Title No. 716,235, and             .

(Item B)

All of that certain parcel of land situate at Waikele, District of Ewa, City and County of Honolulu, State of Hawaii, being LOT 9, of the “WAIKELE DEVELOPMENT PHASE II”, as shown on File Plan No. 2057, filed in the Bureau of Conveyances of the State of Hawaii, and containing an area of 19.179 acres, more or less.

AS TO PARCEL SECOND (Items A and B)

Together with non-exclusive rights of access to be used in common with all others entitled thereto, over and across Roadway Lot 13813, as shown on Map 837, Roadway Lot 13193, as shown on Map 819, and Roadway Lots 13 and 14, as shown on File Plan 2057, provided, however, whenever any or all of said roadway lots are conveyed or dedicated to and accepted by the City and County of Honolulu or other governmental authority for use as public roadways or any part thereof shall be so dedicated and accepted, such rights of access over and across such roadway lots or part thereof so dedicated and accepted shall automatically terminate, reserving, however, unto Amfac Property Investment Corp., its successors and/or assigns, the right to so convey or dedicate such roadway lots to the City and County of Honolulu or other governmental authority for use as public roadways.

NOTE: Lot 13211, as shown on Map 820, filed with Land Court Application No. 1000 of the John Ii Estate, Limited and Lot 9, as shown on File Plan No. 2057, shall not be sold separately, as set forth by Land Court Order No. 104945, filed December 9, 1991.

(Item C)

All of that certain parcel of land (being portion(s) of the land(s) described in and covered by Royal Patent Number 5732, Land Commission Award Number 8241 to Inone Ii) situate, lying and being at Waipio, District of Ewa, City and County of Honolulu, State of Hawaii, being REMAINDER PARCEL 14 of the “Interstate Highway” Federal Aid Project No. I-H-1(22), Kunia Interchange to Waiawa Interchange, being also a portion of Reservoir Lot, Exclusion 1 of Land Court Application 1000, and thus bounded and described:

Beginning at the southeast corner of this piece of land, being also the southwest corner of Lot 13,213, Map 820 of Land Court Application No. 1000, on the north side of Interstate Highway, Federal Aid Project No. I-H1-1(22), the coordinates of said point of beginning referred to “Hawaiian Plane Coordinate Grid System, Zone III” (Central Meridian 158 00’ 00”) being 85,628.69 feet north and 497,650.29 feet east, thence running by azimuths measured clockwise from true South:

1.	68º	52’	50”	10.86	feet along the north side of interstate Highway, Project no. I-H1-1(22)
2.	338º	52’	50”	20.00	feet along same

3.	68º	52’	50”	72.00	feet along same
4.	158º	52’	50”	20.00	feet along same
5.	68	52’	50”	20.00
6.	172º	25’	37.7”	84.01	feet along Lot 13,211, map 820 of Land Court Application 1000
7.	262º	25’	37.7”	100.00	feet along same
8.	352º	25’	37.7”	59.92	feet along Lot 13,213, map 820 of Land Court Application 1000 to the point of beginning and containing an area of 8,686 square feet or 0.198 acre, more or less.